As filed pursuant to Rule 424(b)(3)
                                         Registration No. 333-109584

Prospectus Supplement No. 1
(To Prospectus dated November 3, 2003)

                                   AXONYX INC.

                        14,479,355 shares of common stock


     This Prospectus Supplement No. 1 supplements and amends the Prospectus dated November 3, 2003 (the "Prospectus") that covers the offer and sale of up to 14,479,355 shares of common stock of Axonyx Inc. from time to time by certain selling security holders named in the Prospectus.

     The table on pages 19 through 21 of the Prospectus sets forth information with respect to the selling security holders (as defined in the Prospectus) and the respective amounts of shares of common stock beneficially owned by each selling security holder that may be offered pursuant the Prospectus. This Prospectus Supplement amends and restates that table by adding the remaining items set forth below to that table.


                                                   Shares Owned Prior to    Shares Available
                                                        this Offering       Pursuant to this      Shares Owned After
              Selling Security Holder                                          Prospectus             Offering
              -----------------------              ----------------------      ----------             --------
Baystar Capital II, L.P.                                   598,131               598,131                   0
Royal Bank of Canada                                       448,598               448,598                   0


                       -----------------------------------


         The Prospectus, together with this Prospectus Supplement No. 1, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the Common Stock.

         The common stock offered involves a high degree of risk. See the "Risk Factors" section commencing on page 7 of the accompanying prospectus for a discussion of some important risks you should consider before buying any shares of common stock.


                       -----------------------------------


         Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                       -----------------------------------


           The date of this Prospectus Supplement is December 11, 2003

                            SELLING SECURITY HOLDERS

         The following table sets forth, as of December 11, 2003, the name of each selling security holder, the number of shares of common stock beneficially owned by the selling security holder as of the date of this prospectus, the maximum number of shares of common stock being offered by each of them in this offering and the number of shares of common stock to be owned by the selling security holder after this offering (assuming sale of such maximum number of shares).

         The information contained in the following table is derived from our books and records, as well as from our transfer agent and the selling security holders. The following table assumes the sale of all shares included in this prospectus.


                                                    Shares Owned Prior to    Shares Available
                                                        this Offering        Pursuant to this      Shares Owned After
              Selling Security Holder                                         Prospectus             Offering
              -----------------------              ----------------------       ----------             --------
AIG DKR Soundshore Strategic Holding Fund Ltd.             130,841               130,841                   0
Alpha Capital AG                                           130,841               130,841                   0
Ascend Offshore Fund Ltd.                                  43,200                 43,200                   0
Ascend Partners, L.P.                                       9,394                 9,394                    0
Ascend Partners Sapient, L.P.                               9,906                 9,906                    0
BayStar Capital II, LP                                     598,131               598,131                   0
Behrens, Karsten                                           40,000                 40,000                   0
Berkin Business SA                                         10,000                 10,000                   0
Blue Coast Partners, L.P.                                  22,195                 7,895                 14,300
Blue Coast Partners II, L.P.                               57,381                 13,470                43,911
Bristol Investment Fund, Ltd                               261,683               261,683                   0
Caduceus Capital II, L.P.                                  332,675               332,675                   0
Citi Fort Point Ltd.                                        5,975                 5,975                    0
Clarion Capital Corporation                                452,401               130,841                321,560
Columbia Marketing Ltd.                                    20,000                 20,000                   0
Cranshire Capital, L.P.                                    295,657               295,657                   0
Crescent International Ltd.                                175,000               175,000                   0
Delta Opportunity Fund (Institutional), LLC                104,673               104,673                   0
Delta Opportunity Fund, Ltd.                               157,010               157,010                   0
DiFalco, Nicholas                                          50,750                 50,750                   0
Galleon Healthcare Offshore, Ltd.                         1,675,750             1,505,000               170,750
Galleon Healthcare Partners, LP                            274,350               245,000                29,350
Green Coast Offshore Ltd.                                  62,714                 19,225                43,489
HFR SHC Aggressive Master Trust                            22,400                 22,400                   0
Hoefliger, Heinz                                           120,000               120,000                   0
JSW Research                                               80,000                 80,000                   0
Julios Trust                                               26,167                 26,167                   0
Katie and Adam Bridge Partners L.P.                        26,167                 26,167                   0
KCM Biomedical L.P.                                       1,665,210              176,500               1,488,710
KCM Biomedical II L.P.                                     99,900                 7,000                 92,900
KCM Biomedical Offshore Fund                               498,250                55,750                442,500
Langley Partners, L.P.                                     130,841               130,841                   0
M.D.K. Foundation, Inc.                                    52,500                 52,500                   0
MSS Descendants Trust                                      26,167                 26,167                   0
Multi-National Consulting Services, IV, LLC                20,933                 20,933                   0


Omicron Master Trust                                       523,364               523,364                   0
OTAPE Investments LLC                                      146,542               146,542                   0
Panacea Fund, LLC                                          210,000               210,000                   0
Perceptive Life Sciences Master Fund, Ltd                 1,872,077             1,084,227               787,850
Portside Growth and Opportunity Fund (1)                   261,683               261,683                   0
Promed Offshore Fund, Ltd.                                 38,388                 38,388                   0
Promed Partners. L.P.                                      223,300               223,300                   0
Punk Ziegel & Co. (2)                                      280,982               280,982                   0
Quogue Capital, LLC                                        783,750               533,750                250,000
Rodman & Renshaw, Inc. (3)                                 321,787               321,787                   0
Rothbaum, Wayne                                            15,000                 15,000                   0
Royal Bank of Canada                                       448,598               448,598                   0
Sands Brothers Venture Capital LLC                         52,335                 52,335                   0
Sands Brothers Venture Capital II LLC                      52,335                 52,335                   0
Sands Brothers Venture Capital III LLC                     523,364               523,364                   0
Sands Brothers Venture Capital IV LLC                      157,008               157,008                   0
SB Opportunity Institution Associates LLC                  65,420                 65,420                   0
Seringer, Kellie                                           22,500                 7,500                 15,000
SF Capital Partners Ltd.                                   261,683               261,683                   0
Smithfield Fiduciary LLC                                   785,047               785,047                   0
Special Situations Private Equity Fund, L.P.               785,047               785,047                   0
Spectra Capital Management                                 261,683               261,683                   0
Symmetry Capital                                           187,650                5,000                 182,650
TCMP3 Partners                                             78,505                 78,505                   0
The Tail Wind Fund Limited                                 261,683               261,683                   0
UBS Eucalyptus Fund, LLC                                   718,550               718,550                   0
UBS Eucalyptus Fund, Ltd.                                  104,825               104,825                   0
Wider, Jedd                                                323,750               323,750                   0
Winchester Global Trust Company Limited as Trustee
for Caduceus Capital Trust                                 653,324               653,324                   0

Wolfe Axelrod Weinberger Associates LLC                    150,000               150,000                   0
280 Ventures LLC                                           13,083                 13,083                   0
4P Management Partners S.A.                                90,000                 90,000                   0